UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 6, 2005

Hibbett Sporting Goods, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware  (State of Incorporation)

000-20969	63-1074067
Commission	(I.R.S. Employer
file number:	Identification No.)

451 Industrial Lane
Birmingham, Alabama 35211
(Address of Principal Executive Offices)

(205) 942-4292
 (Registrant’s telephone number, including area code)

Item 2.02. Results of Operations and Financial Condition.

        Hibbett Sporting Goods, Inc. announced its net sales for the nine-week period ended January 1, 2005, in a press release issued on January 6, 2005.

        The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01. Regulation FD Disclosures.

        The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

        These exhibits are furnished pursuant to Item 2 and Item 9, respectively and shall not be deemed to be “filed”.

Exhibit No.       Description

99.1                   Press Release Dated January 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC. By /s/ Gary A.Smith Gary A. Smith Vice President and Chief Financial Officer
January 6, 2005 - 2 -

EXHIBIT INDEX

Exhibit 99.1 Press Release Dated January 6, 2005 - 3 - EXHIBIT 99.1 (Hibbett Sporting Goods, Inc. Letterhead)

Contact: Gary Smith Chief Financial Officer (205) 942-4292

HIBBETT SPORTING GOODS REPORTS RECORD HOLIDAY SALES

Comparable Store Sales Increase 5.0%

BIRMINGHAM, Ala. (January 6, 2005) — Hibbett Sporting Goods, Inc. (NASDAQ/NM:HIBB), a rapidly growing sporting goods retailer, today announced that net sales for the nine-week period ended January 1, 2005, increased 17.2% to $80.9 million compared with $69.0 million for the comparable nine-week period ended January 3, 2004. Comparable store sales increased 5.0% for the nine-week period ended January 1, 2005.

        Comparable store net sales data reflects sales for our Hibbett Sports and Sports Additions stores open through the nine-week periods ended January 1, 2005 and January 3, 2004.

        The Company expects to report sales for the fourth quarter on February 3, 2005, and earnings for the fourth quarter and fiscal year ending January 29, 2005, on March 9, 2005.

        Commenting on the announcement, Mickey Newsome, President and Chief Executive Officer, stated, “The holiday season was once again very successful for us. Our footwear category sales were better than expected while the equipment and apparel categories were in line with our expectations. We were also pleased to see that our gift card sales from Thanksgiving to Christmas were up over 30% when compared with a year ago. We believe we have an exciting merchandise plan for the balance of the quarter and expect to continue to execute that plan for a strong finish to fiscal 2005.”

        Hibbett Sporting Goods, Inc. operates sporting goods stores in small to mid-sized markets, predominantly in the Southeast, Mid-Atlantic and Midwest. The Company’s primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are “forward looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate. For example, our forward looking statements include statements regarding merchandise plan and expectations for the fourth quarter and fiscal year 2005. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the “Risk Factors,” “Business,” and “MD&A” sections in our Annual Report on Form 10-K filed on April 15, 2004, our Quarterly Report on Form 10-Q filed December 9, 2004, and our most recent prospectus supplement filed May 2, 2003. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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